UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2005

KEYCORP STUDENT LOAN TRUST 2004-A

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-114367-02	73-6354842

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o KeyBank National Association, as Master Servicer and Administrator,
Attn: Richard L. Vonk, 800 Superior Avenue, Cleveland, Ohio 44114

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (216) 828-9680

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

At the end of calendar year 2003, the Master Servicer was instructed by its principal regulator, the Office of the Comptroller of the Currency, that, based on its interpretation of the Uniform Retail Credit Classification and Account Management Policy, unguaranteed student loans held by national banks should be charged-off for accounting purposes when they are 120 days (rather than 180 days) delinquent. The Master Servicer had previously been charging-off the unguaranteed student loans that it owned when those loans were 180 days delinquent; and the unguaranteed student loans that KeyBank had previously securitized and sold to its KeyCorp Student Loan Trusts (the “Previous Trusts”) were treated consistently. So that the unguaranteed student loans owned by the Previous Trusts would continue to be managed and administered in the same manner as other unguaranteed loans owned or serviced by the Master Servicer, the same change (from a 180-day standard to a 120-day standard) was applied to the unguaranteed loans owned by the Previous Trusts. The Office of the Comptroller of the Currency also instructed that the maximum allowable forbearance period that national banks should grant with respect to unguaranteed student loan borrowers should be reduced to six months from the previous practice of allowing forbearances up to a maximum of 18 months. Accordingly, at that time the maximum forbearance period the Master Servicer applied to the unguaranteed student loans owned by the Previous Trusts was also shortened.

KeyCorp Student Loan Trust 2004-A (“KSLT 2004-A”) was established in August 2004, after the above described changes were implemented. Accordingly, the Master Servicer has followed the 120-day charge-off standard and the six-month maximum forbearance period with respect to the Group II Student Loans owned by KSLT 2004-A.

The Master Servicer believes that a 180-day charge-off policy and a longer maximum forbearance period for unguaranteed student loans are consistent with industry practice for unguaranteed student loans held in securitization trusts and that the industry did not move to the 120-day charge-off and shorter forbearance period limit applicable to national banks. Based on its experience, the Master Servicer also believes that a 180-day standard for charge-offs and a longer maximum forbearance period will allow it to pursue collection efforts longer with an improved prospect of recovery. Accordingly, (i) the charge-off policy and the maximum allowable forbearance period with respect to unguaranteed student loans owned by the Previous Trusts have been changed back to a 180-day standard and an 18-month limit, respectively; and (ii) the charge-off policy with respect to unguaranteed Group II Student Loans owned by KSLT 2004-A has been changed from a 120-day standard to a 180-day standard and the maximum allowable forbearance period has been changed from six to 18 months. The Master Servicer believes, based on its experience, that these changes will likely result in better collection performance with respect to the unguaranteed Group II Student Loans by allowing for more flexibility and extended collection efforts.

Also, included within KSLT 2004-A’s pool of Group II Student Loans are Key Alternative Loans made to undergraduates attending community colleges, vocational schools and other institutions that were not Title IV eligible. The Master Servicer and the Depositor believe that the inclusion of these loans is consistent with the Depositor’s representation in the Sale and Servicing Agreement that the Financed Private Loans included in KSLT 2004-A were originated in accordance with the underwriting guidelines made available to relevant parties at inception of the transaction. Through December 31, 2004, losses in the Group II Student Loan pool attributable to Key Alternative Loans to undergraduate students attending non-Title IV eligible institutions have not had a material adverse effect on the performance of the Group II Notes and the Master Servicer does not expect that it is likely for the inclusion of such loans to have a material adverse effect on the Group II Notes in the future. However, if it were determined pursuant to the Sale and Servicing Agreement that these loans were not properly included in KSLT 2004-A, and that their performance is having a material and adverse effect on the Group II Notes, then the Depositor will take whatever remedial steps are required by the Sale and Servicing Agreement, including, if applicable, repurchasing some or all of these loans.

Forward-looking statements

This report may contain “forward-looking statements” about issues like anticipated KSLT 2004-A performance with respect to one or more classes of notes or the underlying collateral, relative to anticipated levels of loan losses or charge-offs or anticipated improvement in collection performance. These statements usually can be identified by the use of forward-looking language such as “ are likely to result in,” “that is likely” “will be,” “will result in,” “the Master Servicer believes,” “does not expect”, or similar words.

Forward-looking statements pertaining to the future performance of KSLT 2004-A and the Master Servicer’s expectations, intentions, and other matters are subject to assumptions, risks and uncertainties. For a variety of reasons, including economic conditions, interest rates, financial modeling, accounting principles, legal obligations and regulatory requirements, KSLT 2004-A’s actual results could differ materially from those contained in or implied by forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2005

KeyCorp Student Loan Trust 2004-A
By:	KeyBank National Association, successor in interest to Key Bank USA, National Association, as Master Servicer and Administrator

	By:	/s/ Beth D. Rosenberg
Beth D. Rosenberg
Executive Vice President